UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2021

ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 402-5202
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On May 14, 2021, ThredUp Inc. (the “Company”) and subsidiaries of the Company party thereto (collectively with the Company, the “Borrowers”) entered into the First Amendment to Amended and Restated Loan and Security Agreement (the “First Amendment”) with Western Alliance Bank (the “Lender”). The First Amendment amends that certain Amended and Restated Loan and Security Agreement, dated February 3, 2021, between the Borrowers and the Lender (the “Loan Agreement”), to, among other things, (i) modify the interest rate, (ii) revise the definition of Change of Control, (iii) add an affirmative covenant relating to new subsidiaries, (iv) amend the negative covenant relating to mergers or acquisitions and (v) amend the negative covenant relating to Thredup Circular, as defined in the Loan Agreement. The First Amendment amends the interest rate under the Loan Agreement to be the greater of (a) (i) at all times prior to the consummation of an initial public offering, 4.25% and (ii) at all times after the consummation of an initial public offering, 4.00% and (b) the prime rate published in The Wall Street Journal or such other rate of interest publicly announced from time to time by the Lender as its prime rate. In addition, the First Amendment amends the definition of Change of Control to provide that the consummation of an initial public offering shall not constitute a change of control. The First Amendment also requires the Company to provide the Lender with specified information and documentation upon the Company’s formation or acquisition of a new subsidiary. Further, the First Amendment amends the negative covenant relating to mergers or acquisitions to add a provision permitting the Company to enter into Permitted Acquisitions, as defined in the Amendment, and further provides that such Permitted Acquisitions shall be Permitted Investments, as defined in the Loan Agreement. Finally, the First Amendment increases the maximum aggregate value of cash and cash equivalents that may be held by Thredup Circular from $250,000 to $1,000,000.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 with respect to the Loan Agreement is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Loan and Security Agreement, dated as of May 14, 2021, by and among ThredUp Inc., ThredUp CF LLC, ThredUp Intermediary Holdings LLC, Knitwit GC LLC, and Western Alliance Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021	THREDUP INC.

	By:	/s/ Sean Sobers
Sean Sobers Chief Financial Officer
(Principal Financial and Accounting Officer)